UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Stoke Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38938	47-1144582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2023, Stoke Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders and the following proposals were adopted:

1.

Election of three Class I directors, Adrian R. Krainer, Ph.D., Garry E. Menzel, Ph.D. and Julie Anne Smith, each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld/Abstaining	Broker Non-Votes
Adrian R. Krainer, Ph.D.	23,672,988	7,986,841	3,838,508
Garry E. Menzel, Ph.D.	25,992,037	5,667,792	3,838,508
Julie Anne Smith	30,318,661	1,341,168	3,838,508

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Shares For	Shares Against	Shares Withheld/Abstaining
35,481,487	15,863	987

3.	Approval of an amendment to the Company’s Certificate of Incorporation:

Shares For	Shares Against	Shares Withheld/Abstaining
27,025,612	4,629,558	4,659

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: June 20, 2023	By:	/s/ Stephen J. Tulipano
Stephen J. Tulipano
Chief Financial Officer